Exhibit 99.1

Central European Distribution Corporation Files Preliminary Proxy Statement

Bala Cynwyd, Pennsylvania March 10, 2006: Central European Distribution Corporation (NASDAQ: CEDC) today filed a preliminary proxy statement in connection with CEDC’s 2006 annual meeting of stockholders. The annual meeting will be held on Monday, May 1, 2006, at 10:00 a.m., local time, at the offices of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019. The proposals to be acted upon at the 2006 annual meeting of stockholders include the election of eight directors, the ratification of the appointment of CEDC’s independent public auditors and the amendment of CEDC’s certificate of incorporation to increase the number of authorized shares of common stock from 40,000,000 to 80,000,000.

The number of authorized shares of common stock is being increased because, among other things, CEDC has an expectation that, subject to market conditions and such other factors as it considers appropriate at the time, it will effect a 3-for-2 stock split after the 2006 annual meeting of stockholders, in the form of a stock dividend of one share for every two shares outstanding. The stock split is not contingent upon stockholder approval of the amendment.

CEDC is the largest vodka producer in Poland by value and produces the Absolwent, Zubrowka, Bols and Soplica brands, among others. CEDC currently exports Zubrowka to European and Asian markets.

CEDC is also the leading distributor by volume and the leading importer by value of alcoholic beverages in Poland. CEDC operates 15 distribution centers and 78 satellite branches throughout Poland. CEDC imports many of the world’s leading brands to Poland, including brands such as Rémy Martin, Metaxa, Jim Beam, Sauza Tequila, Grant’s, E&J Gallo, Sutter Home, Torres, Penfolds and Concha y Toro wines, Corona, Foster’s, and Guinness Stout beers and Evian.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding a potential stock split or other uses of capital stock. Forward-looking statements involve known and unknown risks and uncertainties that may cause the actual results, performance or achievements of CEDC to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. CEDC undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, unless required to do so by the securities laws. Investors are referred to the full discussion of risks and uncertainties included in CEDC’s Form 10-K for the fiscal year ended December 31, 2004, and in other periodic reports filed by CEDC with the Securities and Exchange Commission.

Contact:

Jim Archbold,

Investor Relations Officer

Central European Distribution Corporation

610-660-7817